Exhibit 99.1

         Mexican Technology Provider Grupo S&C Licenses ANTs Data Server
          ANTs Data Server to be Deployed with Two Hosted Applications

BURLINGAME, CA, January 20, 2005 - ANTs software, inc. (OTCBB:ANTS), a developer of high-performance SQL database management systems, today announced that Grupo S&C, the largest system integrator headquartered in Mexico, has licensed the ANTs Data Server for use with two new hosted applications in its data center.

"We began testing the ANTs Data Server in November, and we are impressed with the performance and ease of migration from our existing database management system. Our ASP business is growing rapidly and the ANTs Data Server allows our applications to scale without increasing our costs. This is a significant advantage for us," said Grupo S&C Vice President, Juan Ramos.

With five business units and 2,600 employees, Grupo S&C offers a wide array of information technology services to commercial and government entities across Latin America. Representing top software and hardware companies such as: HP, EMC, Sun Microsystems and Oracle, Grupo S&C provides system integration for mission-critical applications, custom software design, development, implementation and training, point-of-sale systems and document management products and services. Grupo S&C establishes long-term relationships with its clients, often becoming an extension of its clients' technical team.

"Grupo S&C has developed an enviable reputation as one of Mexico's and Latin America's most innovative and successful technology integrators," said Boyd Pearce, ANTs president and chief operating officer. "We look forward to providing Grupo S&C with a strategic competitive advantage for its applications and for its customers."

About the ANTs Data Server

The ANTs Data Server is an industry-standard database management system based on a breakthrough, high-performance SQL query execution engine that incorporates innovative, lock-free operations. It can be deployed stand-alone or as a helper database management system ("DBMS"), working in complement with traditional DBMS's. The ANTs Data Server has demonstrated superior performance for transaction applications, offering users significant cost savings by simplifying their database infrastructures. Performance-critical database operations can be deployed on fewer, low-cost servers with dramatically reduced license fees and administrative costs.

About Grupo S&C

Founded in 1980, Grupo S&C initiated operations assembling computers for the Mexican market. From that point, Grupo S&C took advantage of the constant evolution of information technologies and developed an infrastructure of people and technology to become one of the most advanced companies in Latin America dedicated to different disciplines in information technology, communications, administration, consulting and services. Grupo S&C's structure and organization allow it to support, in an integrated fashion, a wide variety of modernization projects such as design, deployment and management of large information and control systems. For more information on Grupo S&C, visit http://www.syc.com.mx.

About ANTs software inc.

ANTs software inc. (OTCBB:ANTS), based in Silicon Valley, California, develops high-performance data management software that delivers unparalleled performance for transaction applications. The company's mission is to help customers reduce hardware, software, and development costs by providing exceptional database performance. For more information on ANTs software, visit http://www.ants.com.

                                      # # #

ANTs and ANTs Data Server are trademarks of ANTs software inc. All other products and services mentioned are trademarks of their respective companies.

This press release is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that it will produce a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended September 30, 2004. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.

For additional information:         Company contacts:
Patrick Corman                      Ken Ruotolo
Corman Communications               ANTs software inc.
(650) 326 9648                      (650) 692-0219 x24
patrick@cormancom.com               ken.ruotolo@ants.com

                                    Juan Ramos
                                    Grupo S&C
                                    Av. Revolucion No. 2042-8o Piso, Col.
                                    San Angel, 01090  Mexico
                                    (52) 55-5148-3737
                                    juanr@syc.com.mx